UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 19, 2012

NUVILEX, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-68008	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12510 Prosperity Drive, Suite #310, Silver Spring, MD	20904
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (240) Own-NVLX

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On January 19, 2012, Patricia Gruden, after returning from retirement to aid the company in successfully restructuring and rebuilding over the past year, in discussions with Drs. Ryan and Crabtree, requested to retire as the Company’s Interim Chief Financial Officer.

The Company officially accepted her resignation as of January 19, 2012. Effective on the same date, in order to assure a smooth transition and to fill the vacancy created by Ms. Gruden’s resignation, the Registrant appointed Robert F. Ryan, M.S., Ph.D., President and Chief Executive Officer, as the Company’s Interim Chief Financial Officer.  This change has no effect on the present ongoing activities of the company including, but not limited to, the acquisition of the assets of SG Austria, which are still moving forward successfully.

Ms. Gruden will continue to aid the Company in the capacity of Chairwoman of the Board of Directors and Dr. Ryan will retain the position of President and Chief Executive Officer of the Company, in addition to becoming Interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVILEX, INC. (Registrant)
Date: January 24, 2012

By: /s/ Robert F. Ryan Robert F. Ryan, M.S., Ph.D. President and Chief Executive Officer